UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

OM Asset Management plc
(Exact name of registrant as specified in its charter)

England and Wales	98-1179929
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

Ground Floor, Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom
+44-20-7002-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.125% Notes due 2031	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file numbers to which this form relates: 333-207781.
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	Description of Registrant’s Securities to be Registered.
The class of securities to be registered hereby is the 5.125% Notes due 2031 (“Notes”) of OM Asset Management plc (the “Registrant”).
For a description of the Notes, reference is made to (i) the information under the heading “Description of Debt Securities” in the Registrant’s prospectus, dated December 4, 2015, included in the Registrant’s Registration Statement on Form S-3 (File No. 333-207781), as amended, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (“Securities Act”), on November 3, 2015, as amended by Amendment No. 1 thereto, filed on November 20, 2015, and (ii) the information under the heading “Description of the Notes” included in the Prospectus Supplement with respect to the Notes, dated July 27, 2016, filed with the Commission pursuant to Rule 424(b)(2) of the general rules and regulations of the Securities Act on July 29, 2016, which information is incorporated herein by reference.

ITEM 2.	Exhibits.

1.
Base Indenture, dated as of July 25, 2016, among OM Asset Management plc, as Issuer, Wilmington Trust, National Association, as Trustee and Citibank, N.A. as Securities Administrator (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 25, 2016)

2.
First Supplemental Indenture, dated as of July 25, 2016, among OM Asset Management plc, as Issuer, Wilmington Trust, National Association, as Trustee and Citibank, N.A. as Securities Administrator (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 25, 2016)

3.
Second Supplemental Indenture, dated as of August 1, 2016, among OM Asset Management plc, as Issuer, Wilmington Trust, National Association, as Trustee and Citibank, N.A. as Securities Administrator (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 1, 2016)

4.	Form of 5.125% Note due 2031 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 1, 2016)

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 5, 2016	OM Asset Management plc By: /s/ STEPHEN H. BELGRAD____________ Name:Stephen H. Belgrad Title:Executive Vice President and Chief Financial Officer